Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL FIRST QUARTER RESULTS

- Record Sales for a First Quarter;
Full-Year Outlook Remains on Track

LOS ANGELES, CA – August 8, 2024 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2025 first quarter ended June 30, 2024, with a continued favorable full-year outlook supported by a strong competitive industry position and ongoing strategic initiatives to enhance profitability.
Key highlights for the fiscal first quarter.

•	Net sales increased 6.4 percent to $169.9 million.
•	Gross profit increased 9.8 percent to $29.2 million.
•	Gross margin increased modestly to 17.2 percent.
•	Operating results impacted by an unfavorable non-cash $11.1 million foreign exchange loss from lease liabilities and forward contracts.
•	Implemented cost-reduction initiatives to provide annualized savings of approximately $7 million.

Fiscal 2025 First Quarter Results

Net sales for the fiscal 2025 first quarter increased 6.4 percent to a first quarter record $169.9 million from $159.7 million in the prior year.

Gross profit for the fiscal 2025 first quarter increased 9.8 percent to $29.2 million from $26.6 million a year earlier.  Gross margin for the fiscal 2025 first quarter increased to 17.2 percent from 16.6 percent a year earlier. Gross margin for the fiscal 2025 first quarter was impacted by $3.1 million, or 1.8 percent, of non-cash items, as detailed in Exhibit 2.

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Due primarily to a $15.3 million increased non-cash mark-to-market foreign exchange loss compared with the prior year and a $1.9 million increased expense resulting from currency exchange rates compared with a year ago, as well as $2.9 million severance expenses, operating expenses were $35.6 million compared with $16.1 million last year.  Excluding these items above, operating expenses decreased by $644,000 to $20.7 million compared with $21.3 million a year earlier.

Interest expense for the fiscal first quarter increased by $2.7 million to $14.4 million from $11.7 million a year ago, primarily due to increased collection of receivables utilizing accounts receivable discount programs on higher sales, partially offset by lower average outstanding balances under the company’s credit facility. The company is actively working to address this increased expense.

As a result of the items discussed above, net loss for the fiscal 2025 first quarter was $18.1 million compared with a net loss of $1.4 million a year ago.  See Exhibit 1 for further details.

Results were impacted by $2.9 million for severance expenses. The company recently completed a multi-year strategic relocation process -- including a cost-reduction initiative of its workforce at the company’s Torrance, California facility.  The closure of certain redundant functions will enable the company to realize further operating efficiencies utilizing the company’s global footprint, a process that was delayed due to the onset of the Covid-19 pandemic, with expected annualized cost savings of approximately $7 million, which includes salary, infrastructure and other related operating expenses.

“As we begin a new fiscal year, we remain optimistic about our year-over-year outlook and the company’s ability to further leverage its leadership position within the non-discretionary aftermarket parts market. We anticipate meaningful improvements to gross margins, gross profit and cash flow in the quarters ahead, supported by ongoing strategic actions throughout the entire organization, such as the realignment of resources, as previously noted. While there are a variety of factors related to financial performance beyond our control, such as non-cash items and interest rates, we are determined to enhance shareholder value through improved operational efficiencies, a critical evaluation of our electric vehicle offerings, and rational pricing,” said Selwyn Joffe, chairman, president, and chief executive officer.

Joffe noted the company’s continued focus on Environmental, Social and Governance improvement, highlighting a recent board refreshment commitment, and the subsequent nomination of two new directors standing for election at the company’s 2024 annual meeting scheduled for September 5, 2024.

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Further Considerations

•	Sales volume improving:
o	Ordering activity has gained momentum.
o	Industry fundamentals are improving and will drive product demand.
•	Margin improvement:
o	Enhanced by multiple rounds of price increases.
o	Improving overhead absorption as brake-related business gains further momentum.
o	Improving operational efficiencies.
•	Positive cash flow outlook.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on August 8, 2024 through 8:59 p.m. Pacific time on August 15, 2024 by calling (800) 770-2030 (domestic) or (609) 800-9909 (toll) and using access code: 1545314.

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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2024 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,
	2024	2023

Net sales	$169,887,000	$159,705,000
Cost of goods sold	140,713,000	133,138,000
Gross profit	29,174,000	26,567,000
Operating expenses:
General and administrative	16,670,000	12,602,000
Sales and marketing	5,449,000	5,419,000
Research and development	2,433,000	2,375,000
Foreign exchange impact of lease liabilities and forward contracts	11,078,000	(4,270,000)
Total operating expenses	35,630,000	16,126,000
Operating (loss) income	(6,456,000)	10,441,000
Other expenses:
Interest expense, net	14,387,000	11,720,000
Change in fair value of compound net derivative liability	(2,580,000)	140,000
Total other expenses	11,807,000	11,860,000
Loss before income tax benefit	(18,263,000)	(1,419,000)
Income tax benefit	(178,000)	(9,000)

Net loss	$(18,085,000)	$(1,410,000)

Basic net loss per share	$(0.92)	$(0.07)

Diluted net loss per share	$(0.92)	$(0.07)

Weighted average number of shares outstanding:

Basic	19,674,539	19,508,626

Diluted	19,674,539	19,508,626

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2024	March 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$7,531,000	$13,974,000
Short-term investments	1,887,000	1,837,000
Accounts receivable — net	78,624,000	96,296,000
Inventory — net	402,931,000	397,328,000
Contract assets	27,317,000	27,139,000
Prepaid expenses and other current assets	21,753,000	23,885,000
Total current assets	540,043,000	560,459,000
Plant and equipment — net	35,010,000	38,338,000
Operating lease assets	77,057,000	83,973,000
Long-term deferred income taxes	3,960,000	2,976,000
Long-term contract assets	315,463,000	320,282,000
Goodwill and intangible assets — net	4,102,000	4,274,000
Other assets	2,320,000	1,700,000
TOTAL ASSETS	$977,955,000	$1,012,002,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$159,627,000	$185,182,000
Customer finished goods returns accrual	28,893,000	38,312,000
Contract liabilities	41,504,000	37,591,000
Revolving loan	143,834,000	128,000,000
Other current liabilities	8,363,000	7,021,000
Operating lease liabilities	9,083,000	8,319,000
Total current liabilities	391,304,000	404,425,000
Convertible notes, related party	31,676,000	30,776,000
Long-term contract liabilities	210,378,000	212,068,000
Long-term deferred income taxes	39,000	511,000
Long-term operating lease liabilities	71,044,000	72,240,000
Other liabilities	6,345,000	6,872,000
Total liabilities	710,786,000	726,892,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,753,585 and 19,662,380 shares issued and outstanding at June 30, 2024 and March 31, 2024, respectively	198,000	197,000
Additional paid-in capital	237,073,000	236,255,000
Retained earnings	21,418,000	39,503,000
Accumulated other comprehensive income	8,480,000	9,155,000
Total shareholders' equity	267,169,000	285,110,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$977,955,000	$1,012,002,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three months ended June 30, 2024 and 2023. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended June 30, 2024 and 2023	Exhibit 1

	Three Months Ended June 30,
	2024		2023
	$	Per Share	$	Per Share
GAAP net loss	$(18,085,000)	$(0.92)	$(1,410,000)	$(0.07)

Non-cash items impacting net income
Core and finished goods premium amortization	$2,728,000	$0.14	$2,657,000	$0.14
Revaluation - cores on customers' shelves	394,000	0.02	778,000	0.04
Share-based compensation expenses	1,000,000	0.05	1,310,000	0.07
Foreign exchange impact of lease liabilities and forward contracts	11,078,000	0.56	(4,270,000)	(0.22)
Change in fair value of compound net derivative liability	(2,580,000)	(0.13)	140,000	0.01
Tax effect (a)	(3,155,000)	(0.16)	(154,000)	(0.01)
Total non-cash items impacting net income	$9,465,000	$0.48	$461,000	$0.02

Cash items impacting net income
Supply chain disruptions and related costs (b)	$-	$-	$1,984,000	$0.10
New product line start-up costs and transition expenses, and severance (c)	2,940,000	0.15	335,000	0.02
Tax effect (a)	(735,000)	(0.04)	(580,000)	(0.03)
Total cash items impacting net income	$2,205,000	$0.11	$1,739,000	$0.09

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three-months ended June 30, 2023, consists of $1,984,000 impacting gross profit.
(c) For the three-months ended June 30, 2024, consists of $2,940,000 included in operating expenses.
For the three-months ended June 30, 2023, consists of $335,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended June 30, 2024 and 2023	Exhibit 2

	Three Months Ended June 30,
	2024		2023
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$29,174,000	17.2%	$26,567,000	16.6%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,728,000	1.6%	$2,657,000	1.7%
Revaluation - cores on customers' shelves	394,000	0.2%	778,000	0.5%
Total non-cash items impacting gross profit	$3,122,000	1.8%	$3,435,000	2.2%

Cash items impacting gross profit
Supply chain disruptions and related costs	$-	0.0%	$1,984,000	1.2%
Total cash items impacting gross profit	$-	0.0%	$1,984,000	1.2%

Items Impacting EBITDA for the Three Months Ended June 30, 2024 and 2023	Exhibit 3

	Three Months Ended June 30,
	2024	2023
GAAP net loss	$(18,085,000)	$(1,410,000)
Interest expense, net	14,387,000	11,720,000
Income tax benefit	(178,000)	(9,000)
Depreciation and amortization	2,729,000	3,033,000
EBITDA	$(1,147,000)	$13,334,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,728,000	$2,657,000
Revaluation - cores on customers' shelves	394,000	778,000
Share-based compensation expenses	1,000,000	1,310,000
Foreign exchange impact of lease liabilities and forward contracts	11,078,000	(4,270,000)
Change in fair value of compound net derivative liability	(2,580,000)	140,000
Total non-cash items impacting EBITDA	$12,620,000	$615,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$-	$1,984,000
New product line start-up costs and transition expenses, and severance	2,940,000	335,000
Total cash items impacting EBITDA	$2,940,000	$2,319,000